UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 11, 2015
(Date of earliest event reported)
_____________________________________________________________
POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)
509-835-1500
(Registrant’s telephone number, Including area code)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 4, 2015 Potlatch Corporation appointed Linda M. Breard to serve as a member of the Board of Directors for the company effective October 1, 2015 for a term that expires at the annual meeting of stockholders scheduled to take place in May, 2017. Ms. Breard has been appointed to the Audit Committee of the Board. Ms. Breard has served as Chief Financial Officer of Quantum Corporation, a leading data storage company, since 2011, and served as Senior Vice President of Finance, IT and Facilities for Quantum since 2009. She also serves as Senior Vice President of Human Resources and Corporate Communications. As of the date of this filing, the company is unaware of any information regarding Ms. Breard that would require disclosure under Item 404(a) of Regulation S-K, as amended.

A press release announcing the appointment is filed as an exhibit hereto and is incorporated herein by this reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)    Exhibits

99.1    Press release issued by Potlatch Corporation, dated September 11, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 11, 2015

POTLATCH CORPORATION
By: /s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit         Description

Exhibit 99.1 - Press Release dated September 11, 2015